                                                                  Exhibit (j)(3)



           Consent of Ernst & Young LLP, Independent Registered Public
                                 Accounting Firm

We consent to the references to our firm under the caption "Financial Highlights" in the Galaxy Institutional Money Market Fund, Galaxy Institutional Government Money Market Fund, Galaxy Institutional Treasury Money Market Fund, Galaxy Prime Reserves, and Galaxy Tax-Exempt Reserves Preferred Shares, Institutional Shares, and Select Shares Prospectuses and the Galaxy Prime Reserves, Galaxy Tax-Exempt Reserves, and Galaxy Government Reserves Reserve Shares Prospectus and under the captions "Independent Registered Public Accounting Firms" and "Financial Statements" in the combined Statement of Additional Information in Post-Effective Amendment Number 67 to the Registration Statement (Form N-1A, No. 33-4806) of The Galaxy Funds and to the incorporation by reference of our reports dated December 8, 2003 on Galaxy Institutional Money Market Fund, Galaxy Institutional Government Money Market Fund, Galaxy Institutional Treasury Money Market Fund, Galaxy Prime Reserves, Galaxy Tax-Exempt Reserves, and Galaxy Government Reserves included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2003.



                                                      /s/ ERNST & YOUNG LLP



Boston, Massachusetts
February 24, 2005